UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2019
Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998		61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400	Louisville	Kentucky	40222
(Address of Principal Executive Offices)			(Zip Code)
(502)-636-4400
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2019, the Compensation Committee of the Board of Directors (the “Board”) of Churchill Downs Incorporated (the “Company”), adopted the Churchill Downs Incorporated Restricted Stock Unit Deferral Plan (the “Plan”), effective January 1, 2020.
Under the Plan, certain individual employees who are management or highly compensated employees of the Company may elect to defer settlement of Restricted Stock Units (“RSUs”) granted to them pursuant to the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan that are due to be earned and that would otherwise be settled with respect to a given year pursuant to the terms of an RSU agreement between the Company and such employees. An account will be established and maintained for each participant, and each participant’s account shall be credited with all RSUs and any applicable dividend equivalents allocated to such participant.
A participant’s account under the Plan will be settled on the earlier of: (i) the participant’s separation from service with the Company or (ii) the date fixed in such participant’s plan participation agreement, in the form and manner set forth in such participant’s plan participation agreement, which may be amended in certain circumstances.
The Plan is to be interpreted, construed and administered in such a manner so as to comply with the provisions of Section 409A (including its exemptive provisions) of the Internal Revenue Code of 1986, as amended and will be administered by the Compensation Committee or its designee. The Company may amend or terminate the Plan at any time in accordance with its terms.
In addition, on December 13, 2019, the Compensation Committee elected to “freeze” the 2005 Churchill Downs Incorporated Deferred Compensation Plan (“2005 Plan”) with respect to employee participant deferrals after the 2019 plan year, although directors will continue to participate in the 2005 Plan. The 2005 Plan was further amended so that effective January 1, 2020, director fees that are payable after that date and deferred may only be notionally invested in Company common stock and payout options are limited to either a single lump sum payment or equal annual installments over five or ten years.
The foregoing descriptions of the Plan and the amendment to the 2005 Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan and amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Churchill Downs Incorporated Restricted Stock Unit Deferral Plan
10.2	Third Amendment to the 2005 Churchill Downs Incorporated Deferred Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
December 19, 2019	/s/ Bradley K. Blackwell
By: Bradley K. Blackwell
Title: Senior Vice President, General Counsel and Secretary